Exhibit 99.1

Macquarie Infrastructure Company LLC Reports Second Quarter 2010 Financial Results, 57% Increase in Proportionately Combined Free Cash Flow

  Increasing demand for services drives gross profit increase at all operating businesses
  Operational effectiveness sees benefit of increased demand flow to bottom line
  Aviation services leverage levels continue to decrease
  Management outlines 2010 capital allocation strategy

NEW YORK--(BUSINESS WIRE)--August 4, 2010--Macquarie Infrastructure Company LLC (NYSE: MIC) reported financial results for the second quarter of 2010 including a 57% increase in proportionately combined free cash flow. MIC regards free cash flow as an important tool in assessing the performance of its capital intensive, cash generative businesses. MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital. Proportionately combined free cash flow increased to $38.3 million, or $0.84 per share, from $22.8 million, or $0.51 per share in the second quarter of 2009.

“We are pleased with the growth in cash generation at each of our operating businesses this quarter. The growth can be attributed to both an improving macro environment, an increase in demand for the essential services provided by our businesses, an improved pricing environment, and lower costs,” said James Hooke, Chief Executive Officer of Macquarie Infrastructure Company LLC. “Importantly, we view these trends driving this result as sustainable over the medium term.”

The Company is providing commentary with respect to the allocation of its excess cash. MIC anticipates it will have approximately $30.0 million to $40.0 million of excess cash prior to year end, including current resources and expected distributions from its operating companies.

According to Hooke, “In order to efficiently utilize this excess cash, MIC will pursue a two-part strategy over the next several months. First, we will engage lenders with the objective of pre-paying a portion of our long-term debt on favorable terms. Second, we will explore alternatives to return the excess cash to shareholders, including undertaking an analysis of an appropriate share repurchase program.” Hooke noted that MIC is neutral as to whether the cash is used to pre-pay debt, repurchase shares, or is otherwise deployed, assuming the benefit to shareholders is comparable.

MIC reported net income from continuing operations before non-controlling interests of $400,000 for the second quarter of 2010 compared with a net loss of $26.8 million in the second quarter of 2009. The improvement was attributed primarily to certain non-cash expenses, principally goodwill write-downs, incurred in 2009 that did not recur in 2010, partially offset by higher non-cash derivatives losses. Infrastructure businesses employ high-value tangible and intangible assets which generate non-cash expenses that reduce GAAP net income.

MIC’s consolidated revenue for the second quarter of 2010 increased 25% to $204.7 million compared with the prior comparable period. The increase in revenue was driven by the higher cost of jet fuel sold by MIC’s Atlantic Aviation business along with the outcome of The Gas Company’s utility rate case and effective non-utility margin management. In general, increased costs are passed through to the customers of MIC’s businesses and recovered as an element of revenue. An analysis of gross profit, or revenue less cost of goods sold, rather than revenue alone, removes the volatility associated fluctuations in pass through items.

On June 2, 2010 the Company concluded the sale in bankruptcy of an airport parking business (“PCAA”), resulting in a pre-tax gain of $130.3 million, of which $76.5 million related to the forgiveness of debt. As a part of the bankruptcy sale process, substantially all of the cash proceeds were used to pay the creditors of this business and were not paid to MIC. MIC received $602,000 from the PCAA bankruptcy estate for expenses paid on behalf of PCAA during its operations. The sale also resulted in the elimination of $201.0 million of current debt from MIC’s consolidated balance sheet.

The following table, reflecting results of continuing operations for MIC’s businesses for the quarters ended June 30, 2010 and 2009, has been conformed to the current period’s presentation reflecting gross profit, EBITDA excluding non-cash items and free cash flow. See the attached tables for a reconciliation of net income (loss) attributable to MIC LLC to EBITDA excluding non-cash items and cash from operating activities to free cash flow.

Proportionately combined free cash flow includes the cash generated at MIC’s wholly-owned subsidiaries as well as its 50% interest in the free cash flow generated by International-Matex Tank Terminals (IMTT) and 50.01% interest in the free cash flow generated by District Energy, all offset by MIC corporate level expenses. Proportionately combined free cash flow does not fully reflect MIC’s ability to freely deploy generated cash, as it does not reflect required principal payments on indebtedness and other fixed obligations, among other items. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

	For the Quarter Ended June 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01% (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%	District Energy 100%

Gross profit	38,515	14,197	2,392	69,357	N/A	124,461	77,030	4,783
EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713
Free cash flow	21,809	6,286	1,787	11,086	(2,712)	38,256	43,617	3,574

	For the Quarter Ended June 30, 2009 (1)
	IMTT 50%	The Gas Company	District Energy (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%

Gross profit	19,915	12,078	4,268	68,799	N/A	105,060	39,830
EBITDA excluding non-cash items	16,661	8,473	5,097	25,715	(1,303)	54,643	33,322
Free cash flow	8,378	4,072	3,128	9,185	(448)	24,315	16,756

Free cash flow variance	160.3%	54.4%	-42.9%	20.7%	NM	57.3%	160.3%

NM- Not meaningful
(1) Reclassified to conform to current period presentation.

(2) Gross profit, EBITDA excluding non-cash items and free cash flow for District Energy for the quarter ended June 30, 2009 are shown at a 100% controlling interest. Had we instead presented these metrics for District Energy for the quarter ended June 30, 2009 at our current 50.01% ownership, free cash flow would have been $1.6 million, resulting in an increase of 14.3% from 2009 to 2010. This would have resulted in an increase on the basis of our current 50.01% ownership interest of 68.1% in MIC's proportionately combined free cash flow from 2009 to 2010.

(3) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	For the Six Months Ended June 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01% (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%	District Energy 100%

Gross profit	66,628	28,173	3,850	144,256	N/A	242,907	133,256	7,699
EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517
Free cash flow	38,550	12,914	2,784	24,462	(3,736)	74,974	77,100	5,566

	For the Six Months Ended June 30, 2009 (1)
	IMTT 50%	The Gas Company	District Energy (2)	Atlantic Aviation (4)	MIC Corporate	Proportionately Combined (3)	IMTT 100%

Gross profit	42,192	25,633	6,973	143,810	N/A	218,608	84,384
EBITDA excluding non-cash items	35,639	18,678	8,613	51,909	(4,561)	110,278	71,277
Free cash flow	19,336	11,221	4,966	14,691	(4,930)	45,284	38,672

Free cash flow variance	99.4%	15.1%	-43.9%	66.5%	24.2%	65.6%	99.4%

(1) Reclassified to conform to current period presentation.

(2) Gross profit, EBITDA excluding non-cash items and free cash flow for District Energy for the six months ended June 30, 2009 are shown at a 100% controlling interest. Had we instead presented these metrics for District Energy for the six months ended June 30, 2009 at our current 50.01% ownership, free cash flow would have been $2.5 million, resulting in an increase of 12.1% from 2009 to 2010. This would have resulted in an increase on the basis of our current 50.01% ownership interest of 75.2% in MIC's proportionately combined free cash flow from 2009 to 2010.

(3) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.
(4) In the first quarter of 2009, Atlantic Aviation recorded $1.2 million of debt advisory fees. The fees and the related tax effect were transferred to MIC Inc. during the third quarter of 2009, and have been excluded above in Atlantic Aviation.

IMTT

MIC has a 50% equity interest in IMTT, the operator of one of the largest third-party bulk liquid storage terminal businesses in the United States. IMTT owns and operates 10 marine storage terminals in the United States and has interests in two terminals in Canada. The terminals store and handle a wide variety of petroleum grades, chemicals and vegetable and animal oils.

Free cash flow generated by IMTT in the second quarter of 2010 increased 160% to $43.6 million from $16.8 million in the second quarter of 2009.

“IMTT delivered another quarter of exceptional performance,” said Hooke. “While the unanticipated contribution from Oil Mop was pleasing, the most encouraging aspect of the result was the underlying strength of demand for IMTT’s terminal services”. Strong demand for tankage drove a 28% increase in terminal gross profit and an increase in average storage rental rates of more than 8% year on year in the second quarter.

Environmental response gross profit for the quarter increased to $26.2 million, from $92,000 in the prior comparable period. IMTT’s Oil Mop subsidiary was engaged shortly after the tragic oil rig failure in the Gulf of Mexico and remains fully deployed in the on-going oil spill clean-up effort. Oil Mop’s continued participation in the spill clean-up will be subject to the need and scope of the overall efforts in the region. The business is not aware of any reliable estimate of how long the clean-up efforts in the Gulf will continue and cannot estimate the extent to which Oil Mop will continue to provide environmental response services to it. Therefore, the financial results for the second quarter should not be projected indefinitely.

The majority of the free cash flow generated by IMTT has been retained to fund growth projects. IMTT is evaluating growth capital projects with an aggregate cost of between $200.0 and $250.0 million. IMTT expects to proceed with these projects if development can be undertaken on economically favorable terms.

In June 2010, IMTT announced that it had increased the amount of committed funding available under its credit facilities to $1.1 billion from $720.0 million to help support development of growth projects.

The Gas Company

The Gas Company (TGC) is the owner and operator of the only regulated (utility) gas manufacturing and pipeline distribution network on the islands of Hawaii. The business is also the owner and operator of the largest unregulated (non-utility) gas distribution operations on the islands.

“TGC continued to benefit from the implementation of the utility rate case that was approved in June of 2009, as well as effective margin management on the non-utility side of the business,” said Hooke. “The business is performing at a level consistent with the generation of approximately $40.0 million in EBITDA for the full year.”

Utility contribution margin increased as a result of the rate increase that went into effect on June 11, 2009. The increase was partially offset by an approximately 4% decline in the volume of utility (pipeline) gas sold. Volume declined as economic activity decreased year over year in Hawaii.

Non-utility contribution margin increased as a result of effective margin management throughout the year. Demand for gas products on the non-utility side of the business remained constant.

District Energy

MIC’s District Energy business produces chilled water that it distributes via underground pipelines in downtown Chicago to high-rise buildings for use in air conditioning and process cooling systems. The business also operates a site-specific operation that supplies both cooling and heating services to three customers in Las Vegas, Nevada. MIC sold a 49.99% (non-controlling) interest in the business in December 2009.

“The performance of District Energy reflects both the increase in the number of customers connected to the system this year compared with last year, and the above average temperatures that have been recorded in Chicago this summer,” said Hooke. “The higher temperatures have increased demand for cooling services and the number of ton-hours of cooling sold.”

Consumption revenue increased 30% to $7.1 million in the second quarter of 2010. The revenue increase was partially offset by higher electricity costs. The connection of new customers in 2009 resulted in an increase of capacity revenue in 2010.

District Energy generated free cash flow of $3.6 million in the second quarter of 2010. Free cash flow was approximately $446,000, or 14%, more than was generated in the second quarter of 2009. MIC included 50.01% of this amount, or $1.8 million, in its proportionately combined free cash flow. Presentation of proportionately combined free cash flow for prior periods has been conformed to reflect the sale of a non-controlling 49.99% interest in District Energy in December 2009.

Atlantic Aviation

Atlantic Aviation owns and operates a network of fixed-base operations (FBO) that primarily provide fuel, terminal services, and aircraft hangar services to owners and operators of private (general aviation) jet aircraft at 68 airports and one heliport in the United States. The network is the largest of its type in the United States air transportation industry.

Atlantic reported a 5.1% increase in the volume of fuel sold through its network in the second quarter of 2010 compared with the same period in 2009. The average margin on a gallon of fuel sold declined by approximately 1.4%.

“General aviation flight activity continued its year-long increase during the second quarter of 2010 consistent with positive trends in the broader economy,” said Hooke. “While margin compression offset a portion of the increased activity during the quarter, as it did in the first quarter, the degree was consistent with previous economic recoveries and we began to see margin improvement in late June and July.”

Atlantic’s performance reflected an increase in the proportion of higher volume and lower margin customers, such as charter operators, and contributed to a flat gross profit year on year. The customer mix also resulted in a reduction in non-fuel revenue including hangar rental, tie-down and miscellaneous FBO services. Declines in non-fuel revenue were offset by reductions in selling, general and administrative (SG&A) expenses. Atlantic has revised its guidance for full-year expenses down to approximately $175.0 million from $177.0 million.

Under the terms of its debt agreement, Atlantic is applying all of its excess cash flow to pre-pay debt principal when the business’ debt to EBITDA (as adjusted) ratio exceeds 6.0x. The business applied $34.9 million of excess cash flow to pre-pay $31.7 million of term loan principal and incurred $3.2 million of related interest rate swap breakage fees during the first half of 2010.

On August 3, 2010 Atlantic utilized $9.9 million of excess cash flow to pre-pay $9.0 million of term loan principal and incurred $935,000 of swap breakage fees. Since modifying the terms of its debt agreement in February 2009, Atlantic has paid down more than $122.0 million of term loan principal. Based on the EBITDA generated during the twelve months ended June 30, 2010, as adjusted per the terms of its loan agreement, Atlantic Aviation’s debt to EBITDA ratio decreased to approximately 7.27 times. Assuming current activity levels, management expects that the business will continue to de-lever for the foreseeable future.

Use of Non-GAAP Measures

MIC has reported EBITDA excluding non-cash items on a consolidated and operating segment basis and reconciled each to the corresponding financial statements. EBITDA excluding non-cash items is a metric relied upon by management in evaluating the performance of its businesses and investment. EBITDA excluding non-cash items is defined as earnings before interest, taxes, depreciation and amortization and non-cash items, which include impairments, derivative gains and losses and adjustments for other non-cash items reflected in the statement of operations. MIC believes that EBITDA excluding non-cash items provides additional insight into the performance of its operating businesses, relative to each other and to similar businesses, without regard to capital structure, and their ability to service or reduce debt, fund capital expenditures and/or support distributions to the holding company.

MIC also reports free cash flow, as defined below, as a means of assessing the amount of cash generated by its businesses and as a supplement to other information provided in accordance with GAAP. MIC believes that reporting free cash flow will provide investors with additional insight into its ability to deploy cash in the future, as GAAP metrics such as net income and cash from operating activities do not reflect all of the items that management considers in estimating the amount of cash generated by its operating entities.

MIC defines free cash flow as cash from operating activities, less maintenance capital expenditures and changes in working capital. Working capital movements are excluded on the basis that these are largely timing differences in payables and receivables, and are therefore not reflective of MIC's ability to generate cash.

MIC notes that free cash flow does not fully reflect its ability to deploy generated cash freely, as it does not reflect required principal payments on indebtedness, payments of dividends and other fixed obligations, among other items excluded when calculating free cash flow. Free cash flow may be calculated in a different manner by other companies, which limits its usefulness as a comparative measure. Free cash flow, as defined by MIC, should be used as a supplemental measure and not in lieu of financial results reported under GAAP.

Conference Call and Webcast

When: Management has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 5, 2010 to review the Company's second quarter 2010 results.

How: To listen to the conference call please dial +1(650) 521-5252 at least 10 minutes prior to the scheduled start time. Interested parties can also listen to a webcast of the call. The webcast will be accessible via the Company's website at www.macquarie.com/mic.

Materials: The Company will prepare printable materials in support of its conference call presentation. The materials will be available for downloading from the Company's website the morning of August 5, 2010 prior to the conference call. A link to the materials will be located on the homepage of the MIC website.

Replay: For interested individuals unable to participate in the conference call, a replay will be available after 2:00 p.m. on August 5 through August 19, 2010 at +1(706) 645-9291, Passcode: 87260594. An online archive of the webcast will be available on the Company's website for one year following the call.

MIC filed its financial report for the second quarter of 2010 on SEC Form 10-Q after the close of the financial markets on August 4, 2010.

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of three energy-related businesses including a gas production and distribution business in Hawaii, The Gas Company, and a controlling interest in a District Energy business in Chicago, and a 50% indirect interest in a bulk liquid storage terminal business, International-Matex Tank Terminals. MIC also owns and operates an airport services business, Atlantic Aviation. The Company is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic. MIC-G

Forward-Looking Statements

This filing contains forward-looking statements. MIC may, in some cases, use words such as "project", "believe", "anticipate", "plan", "expect", "estimate", "intend", "should", "would", "could", "potentially", or "may" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond MIC's control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers; reliance on sole or limited source suppliers; risks or conflicts of interests involving its relationship with the Macquarie Group and changes in United States federal tax law.

MIC's actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

"Macquarie Group" refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,274	$27,455
Accounts receivable, less allowance for doubtful accounts of $1,481 and $1,629, respectively	50,508	47,256
Inventories	16,606	14,305
Prepaid expenses	6,218	6,688
Deferred income taxes	21,908	23,323
Other	9,559	10,839
Assets of discontinued operations held for sale	-	86,695
Total current assets	134,073	216,561
Property, equipment, land and leasehold improvements, net	569,193	580,087
Restricted cash	13,780	16,016
Equipment lease receivables	34,574	33,266
Investment in unconsolidated business	213,858	207,491
Goodwill	516,182	516,182
Intangible assets, net	733,670	751,081
Deferred financing costs, net of accumulated amortization	14,931	17,088
Other	1,915	1,449
Total assets	$2,232,176	$2,339,221

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$2,346	$1,977
Accounts payable	41,294	44,575
Accrued expenses	18,920	17,432
Current portion of notes payable and capital leases	233	235
Current portion of long-term debt	53,153	45,900
Fair value of derivative instruments	45,792	49,573
Customer deposits	4,449	5,617
Other	8,375	9,338
Liabilities of discontinued operations held for sale	-	220,549
Total current liabilities	174,562	395,196
Notes payable and capital leases, net of current portion	1,267	1,498
Long-term debt, net of current portion	1,127,391	1,166,379
Deferred income taxes	149,078	107,840
Fair value of derivative instruments	72,268	54,794
Other	40,622	38,746
Total liabilities	1,565,188	1,764,453
Commitments and contingencies	-	-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 45,714,368 LLC interests issued and outstanding at June 30, 2010 and 45,292,913 LLC interests issued and outstanding at December 31, 2009	964,426	959,897
Additional paid in capital	21,167	21,956
Accumulated other comprehensive loss	(33,494)	(43,232)
Accumulated deficit	(282,610)	(360,095)
Total members’ equity	669,489	578,526
Noncontrolling interests	(2,501)	(3,758)
Total equity	666,988	574,768
Total liabilities and equity	$2,232,176	$2,339,221

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ In Thousands, Except Share and Per Share Data)

	Quarter Ended		Six Months Ended
	June 30, 2010	June 30, 2009 (1)	June 30, 2010	June 30, 2009 (1)
Revenue
Revenue from product sales	$125,177	$89,430	$245,195	$178,622
Revenue from product sales - utility	28,450	21,414	55,285	41,581
Service revenue	49,794	51,359	103,000	108,304
Financing and equipment lease income	1,271	1,205	2,516	2,397

Total revenue	204,692	163,408	405,996	330,904

Costs and expenses
Cost of product sales	79,887	50,645	156,941	100,411
Cost of product sales - utility	23,151	16,549	44,464	31,936
Cost of services	13,318	11,069	24,463	22,140
Selling, general and administrative	49,522	48,725	100,256	104,868
Fees to manager - related party	2,268	851	4,457	1,313
Goodwill impairment	-	53,200	-	71,200
Depreciation	7,202	9,270	14,924	22,420
Amortization of intangibles	8,740	12,532	17,411	42,797
Total operating expenses	184,088	202,841	362,916	397,085

Operating income (loss)	20,604	(39,433)	43,080	(66,181)

Other income (expense)
Interest income	4	34	20	101
Interest expense (2)	(38,974)	(2,103)	(73,661)	(35,669)
Equity in earnings and amortization charges of investee	5,774	10,028	11,367	15,477
Loss on derivative instruments	-	-	-	(25,238)
Other (expense) income, net	(496)	(186)	(448)	850
Net loss from continuing operations before income taxes	(13,088)	(31,660)	(19,642)	(110,660)
Benefit for income taxes	13,488	4,822	14,577	37,387
Net income (loss) from continuing operations	$400	$(26,838)	$(5,065)	$(73,273)
Net income (loss) from discontinued operations, net of taxes	85,212	(3,159)	81,199	(9,583)
Net income (loss)	$85,612	$(29,997)	$76,134	$(82,856)
Less: net loss attributable to noncontrolling interests	(238)	(1,039)	(1,351)	(872)
Net income (loss) attributable to MIC LLC	$85,850	$(28,958)	$77,485	$(81,984)

Basic income (loss) per share from continuing operations attributable to MIC LLC interest holders	$0.02	$(0.60)	$(0.08)	$(1.64)
Basic income (loss) per share from discontinued operations attributable to MIC LLC interest holders	1.87	(0.04)	1.79	(0.18)
Basic income (loss) per share attributable to MIC LLC interest holders	$1.89	$(0.64)	$1.71	$(1.82)
Weighted average number of shares outstanding: basic	45,467,413	44,951,176	45,381,413	44,949,942

Diluted income (loss) per share from continuing operations attributable to MIC LLC interest holders	$0.02	$(0.60)	$(0.08)	$(1.64)
Diluted income (loss) per share from discontinued operations attributable to MIC LLC interest holders	1.86	(0.04)	1.78	(0.18)
Diluted income (loss) per share attributable to MIC LLC interest holders	$1.88	$(0.64)	$1.70	$(1.82)
Weighted average number of shares outstanding: diluted	45,604,064	44,951,176	45,513,864	44,949,942
___________________
(1) Reclassified to conform to current period presentation.
(2) Interest expense includes non-cash losses on derivative instruments of $20.5 million and $31.7 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest expense includes non-cash gains on derivative instruments of $20.1 million and $13.1 million, respectively.

MACQUARIE INFRASTRUCTURE COMPANY LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ In Thousands)
	Six Months Ended
	June 30, 2010	June 30, 2009 (1)
Operating activities
Net income (loss) before noncontrolling interests	$76,134	$(82,856)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Net (income) loss from discontinued operations before noncontrolling interests	(81,199)	9,583
Non-cash goodwill impairment	-	71,200
Depreciation and amortization of property and equipment	18,195	25,385
Amortization of intangible assets	17,411	42,797
Equity in earnings and amortization charges of investees	(11,367)	(15,477)
Equity distributions from investees	5,000	7,000
Amortization of debt financing costs	2,256	2,514
Non-cash derivative loss	31,674	12,173
Base management fees settled in LLC interests	2,189	851
Equipment lease receivable, net	1,451	1,407
Deferred rent	145	87
Deferred taxes	(16,046)	(38,131)
Other non-cash expenses (income), net	2,112	(350)
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	50	-
Accounts receivable	(4,718)	6,881
Inventories	(2,376)	1,598
Prepaid expenses and other current assets	1,299	5,394
Due to manager - related party	2,263	(3,493)
Accounts payable and accrued expenses	(1,281)	(5,213)
Income taxes payable	(406)	40
Other, net	(1,140)	(1,628)
Net cash provided by operating activities from continuing operations	41,646	39,762

Investing activities
Purchases of property and equipment	(7,315)	(11,864)
Investment in capital leased assets	(2,400)	-
Other	658	92
Net cash used in investing activities from continuing operations	(9,057)	(11,772)

Financing activities
Net proceeds on line of credit facilities	-	3,600
Contributions received from noncontrolling interests	300	-
Distributions paid to noncontrolling interests	(1,261)	(314)
Payment of long-term debt	(31,736)	(60,620)
Change in restricted cash	2,236	(33)
Payment of notes and capital lease obligations	(164)	(94)
Net cash used in financing activities from continuing operations	(30,625)	(57,461)

Net change in cash and cash equivalents from continuing operations	1,964	(29,471)

Cash flows provided by (used in) discontinued operations:
Net cash used in operating activities	(12,703)	(2,909)
Net cash provided by (used in) investing activities	134,356	(312)
Net cash (used in) provided by financing activities	(124,183)	2,513
Cash used in discontinued operations (2)	(2,530)	(708)
Change in cash of discontinued operations held for sale (2)	2,385	(945)

Net change in cash and cash equivalents	1,819	(31,124)
Cash and cash equivalents, beginning of period	27,455	66,054

Cash and cash equivalents, end of period- continuing operations	$29,274	$34,930

Supplemental disclosures of cash flow information for continuing operations:
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$1,092	$1,238

Issuance of LLC interests to manager for base management fees	$4,083	$851

Issuance of LLC interests to independent directors	$446	$450

Taxes paid	$1,508	$508

Interest paid	$40,015	$46,946
___________________
(1) Reclassified to conform to current period presentation.
(2) Cash of discontinued operations held for sale is reported in assets of discontinued operations held for sale in the accompanying consolidated condensed balance sheets. The cash used in discontinued operations is different than the change in cash of discontinued operations held for sale due to intercompany transactions that are eliminated in consolidation.

CONSOLIDATED STATEMENT OF OPERATIONS

	Quarter Ended June 30,		Change (from 2009 to 2010) Favorable/(Unfavorable)		Six Months Ended June 30,		Change (from 2009 to 2010) Favorable/(Unfavorable)
	2010	2009 (1)	$	%	2010	2009 (1)	$	%
	($ in Thousands) (Unaudited)

Revenue
Revenue from product sales	$125,177	$89,430	35,747	40.0	$245,195	$178,622	66,573	37.3
Revenue from product sales - utility	28,450	21,414	7,036	32.9	55,285	41,581	13,704	33.0
Service revenue	49,794	51,359	(1,565)	(3.0)	103,000	108,304	(5,304)	(4.9)
Financing and equipment lease income	1,271	1,205	66	5.5	2,516	2,397	119	5.0
Total revenue	204,692	163,408	41,284	25.3	405,996	330,904	75,092	22.7

Costs and expenses
Cost of product sales	79,887	50,645	(29,242)	(57.7)	156,941	100,411	(56,530)	(56.3)
Cost of product sales - utility	23,151	16,549	(6,602)	(39.9)	44,464	31,936	(12,528)	(39.2)
Cost of services	13,318	11,069	(2,249)	(20.3)	24,463	22,140	(2,323)	(10.5)
Gross profit	88,336	85,145	3,191	3.7	180,128	176,417	3,711	2.1

Selling, general and administrative	49,522	48,725	(797)	(1.6)	100,256	104,868	4,612	4.4
Fees to manager - related party	2,268	851	(1,417)	(166.5)	4,457	1,313	(3,144)	NM
Goodwill impairment	-	53,200	53,200	NM	-	71,200	71,200	NM
Depreciation	7,202	9,270	2,068	22.3	14,924	22,420	7,496	33.4
Amortization of intangibles	8,740	12,532	3,792	30.3	17,411	42,797	25,386	59.3

Total operating expenses	67,732	124,578	56,846	45.6	137,048	242,598	105,550	43.5

Operating income (loss)	20,604	(39,433)	60,037	152.3	43,080	(66,181)	109,261	165.1

Other income (expense)
Interest income	4	34	(30)	(88.2)	20	101	(81)	(80.2)
Interest expense (2)	(38,974)	(2,103)	(36,871)	NM	(73,661)	(35,669)	(37,992)	(106.5)
Equity in earnings and amortization charges of investees	5,774	10,028	(4,254)	(42.4)	11,367	15,477	(4,110)	(26.6)
Loss on derivative instruments	-	-	-	-	-	(25,238)	25,238	NM
Other (expense) income, net	(496)	(186)	(310)	(166.7)	(448)	850	(1,298)	(152.7)

Net loss from continuing operations before income taxes	(13,088)	(31,660)	18,572	58.7	(19,642)	(110,660)	91,018	82.3
Benefit for income taxes	13,488	4,822	8,666	179.7	14,577	37,387	(22,810)	(61.0)

Net income (loss) from continuing operations	$400	$(26,838)	27,238	101.5	$(5,065)	$(73,273)	68,208	93.1
Net income (loss) from discontinued operations, net of taxes	85,212	(3,159)	88,371	NM	81,199	(9,583)	90,782	NM
Net income (loss)	$85,612	$(29,997)	115,609	NM	$76,134	$(82,856)	158,990	191.9
Less: net loss attributable to noncontrolling interests	(238)	(1,039)	(801)	(77.1)	(1,351)	(872)	479	54.9
Net income (loss) attributable to MIC LLC	$85,850	$(28,958)	114,808	NM	$77,485	$(81,984)	159,469	194.5
___________________
NM - Not meaningful
(1) Reclassified to conform to current period presentation.
(2) Interest expense includes non-cash losses on derivative instruments of $20.5 million and $31.7 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest expense includes non-cash gains on derivative instruments of $20.1 million and $13.1 million, respectively.
	Quarter Ended June 30,		Change (from 2009 to 2010) Favorable/(Unfavorable)		Six Months Ended June 30,		Change (from 2009 to 2010) Favorable/(Unfavorable)
	2010	2009 (1)	$	%	2010	2009 (1)	$	%
	($ in Thousands) (Unaudited)

Net income (loss) attributable to MIC LLC from continuing operations (2)	$940	$(27,012)			$(3,578)	$(73,614)
Interest expense, net (3)	38,970	2,069			73,641	35,568
Benefit for income taxes	(13,488)	(4,822)			(14,577)	(37,387)
Depreciation (4)	7,202	9,270			14,924	22,420
Depreciation - cost of services (4)	1,636	1,502			3,271	2,965
Amortization of intangibles (5)	8,740	12,532			17,411	42,797
Goodwill impairment	-	53,200			-	71,200
Loss on derivative instruments	-	-			-	25,238
Equity in earnings and amortization charges of investees (6)	(5,774)	(8,477)			(6,367)	(8,477)
Base management fees settled in LLC interests	-	851			2,189	851
Other non-cash (income) expense, net	(671)	420			770	78
EBITDA excluding non-cash items from continuing operations	$37,555	$39,533	(1,978)	(5.0)	$87,684	$81,639	6,045	7.4

EBITDA excluding non-cash items from continuing operations	$37,555	$39,533			$87,684	$81,639
Interest expense, net (3)	(38,970)	(2,069)			(73,641)	(35,568)
Non-cash derivative losses (gains) recorded in interest expense (3)	20,548	(20,052)			31,674	(13,065)
Amortization of debt financing costs	955	1,347			2,256	2,514
Equipment lease receivables, net	739	641			1,451	1,407
Benefit for income taxes, net of changes in deferred taxes	(591)	(219)			(1,469)	(744)
Changes in working capital	(9,396)	2,470			(6,309)	3,579
Cash provided by operating activities	10,840	21,651			41,646	39,762
Changes in working capital	9,396	(2,470)			6,309	(3,579)
Maintenance capital expenditures	(2,002)	(1,693)			(3,749)	(3,235)
Free cash flow from continuing operations	$18,234	$17,488	746	4.3	$44,206	$32,948	11,258	34.2
___________________
(1) Reclassified to conform to current period presentation.
(2) Net income (loss) attributable to MIC LLC from continuing operations excludes net loss attributable to noncontrolling interests of $540,000 and $1.487 million for the quarter and six months ended June 30, 2010, respectively, and net income attributable to noncontrolling interests of $174,000 and $341,000 for the quarter and six months ended June 30, 2009, respectively.
(3) Interest expense, net, includes non-cash losses on derivative instruments of $20.5 million and $31.7 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest expense, net, includes non-cash gains on derivative instruments of $20.1 million and $13.1 million, respectively.

(4) Depreciation - cost of services includes depreciation expense for District Energy, which is reported in cost of services in our consolidated condensed statements of operations. Depreciation and Depreciation - cost of services does not include acquisition-related step-up depreciation expense of $1.7 million for each quarter in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(5) Amortization of intangibles does not include acquisition-related step-up amortization expense of $283,000 for each quarter related to intangible assets in connection with our investment in IMTT, which is reported in equity in earnings and amortization charges of investees in our consolidated condensed statements of operations.

(6) Equity in earnings and amortization charges of investees in the above table includes our 50% share of IMTT's earnings, offset by distributions we received only up to our share of the earnings recorded.

INTERNATIONAL-MATEX TANK TERMINALS

	Quarter Ended June 30,				Six Months Ended June 30,
	2010	2009 (1)	Change Favorable/(Unfavorable)		2010	2009 (1)	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Terminal revenue	90,743	77,752	12,991	16.7	186,297	161,562	24,735	15.3
Environmental response revenue	67,492	4,222	63,270	NM	78,976	7,215	71,761	NM
Total revenue	158,235	81,974	76,261	93.0	265,273	168,777	96,496	57.2

Costs and expenses
Terminal operating costs	39,934	38,014	(1,920)	(5.1)	82,546	76,463	(6,083)	(8.0)
Environmental response operating costs	41,271	4,130	(37,141)	NM	49,471	7,930	(41,541)	NM
Total operating costs	81,205	42,144	(39,061)	(92.7)	132,017	84,393	(47,624)	(56.4)

Terminal gross profit	50,809	39,738	11,071	27.9	103,751	85,099	18,652	21.9
Environmental response gross profit	26,221	92	26,129	NM	29,505	(715)	30,220	NM
Gross profit	77,030	39,830	37,200	93.4	133,256	84,384	48,872	57.9

General and administrative expenses	11,697	6,583	(5,114)	(77.7)	18,963	12,567	(6,396)	(50.9)
Depreciation and amortization	14,916	13,454	(1,462)	(10.9)	29,534	26,278	(3,256)	(12.4)
Operating income	50,417	19,793	30,624	154.7	84,759	45,539	39,220	86.1

Interest (expense) income, net (2)	(25,774)	17,671	(43,445)	NM	(37,899)	10,610	(48,509)	NM
Other income (expense)	580	(10)	590	NM	1,361	(168)	1,529	NM
Unrealized gains on derivative instruments	-	-	-	-	-	3,306	(3,306)	NM
Provision for income taxes	(10,750)	(14,959)	4,209	28.1	(20,356)	(23,898)	3,542	14.8
Noncontrolling interests	(251)	(72)	(179)	NM	(400)	297	(697)	NM
Net income	14,222	22,423	(8,201)	(36.6)	27,465	35,686	(8,221)	(23.0)

Reconciliation of net income to EBITDA excluding non-cash items:
Net income	14,222	22,423			27,465	35,686
Interest expense (income), net (2)	25,774	(17,671)			37,899	(10,610)
Provision for income taxes	10,750	14,959			20,356	23,898
Depreciation and amortization	14,916	13,454			29,534	26,278
Unrealized gains on derivative instruments	-	-			-	(3,306)
Other non-cash expenses (income)	12	157			245	(669)
EBITDA excluding non-cash items	65,674	33,322	32,352	97.1	115,499	71,277	44,222	62.0

EBITDA excluding non-cash items	65,674	33,322			115,499	71,277
Interest (expense) income, net (2)	(25,774)	17,671			(37,899)	10,610
Non-cash derivative losses (gains) recorded in interest (expense) income (2)	17,380	(25,222)			22,053	(25,222)
Amortization of debt financing costs	538	117			710	235
Provision for income taxes, net of changes in deferred taxes	(2,965)	(790)			(4,232)	(1,547)
Changes in working capital	(24,220)	13,085			(27,454)	11,483
Cash provided by operating activities	30,633	38,183			68,677	66,836
Changes in working capital	24,220	(13,085)			27,454	(11,483)
Maintenance capital expenditures	(11,236)	(8,342)			(19,031)	(16,681)
Free cash flow	43,617	16,756	26,861	160.3	77,100	38,672	38,428	99.4
___________________
NM - Not meaningful
(1) Reclassified to conform to current period presentation.
(2) Interest (expense) income, net, includes non-cash losses on derivative instruments of $17.4 million and $22.1 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest (expense) income, net, includes non-cash gains on derivative instruments of $25.2 million.

THE GAS COMPANY

	Quarter Ended June 30,				Six Months Ended June 30,
	2010	2009 (1)	Change Favorable/(Unfavorable)		2010	2009 (1)	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Contribution margin
Revenue - utility	28,450	21,414	7,036	32.9	55,285	41,581	13,704	33.0
Cost of revenue - utility	19,402	13,045	(6,357)	(48.7)	37,274	25,330	(11,944)	(47.2)
Contribution margin - utility	9,048	8,369	679	8.1	18,011	16,251	1,760	10.8
Revenue - non-utility	24,236	18,390	5,846	31.8	49,546	39,465	10,081	25.5
Cost of revenue - non-utility	12,089	8,131	(3,958)	(48.7)	25,845	17,617	(8,228)	(46.7)
Contribution margin - non-utility	12,147	10,259	1,888	18.4	23,701	21,848	1,853	8.5
Total contribution margin	21,195	18,628	2,567	13.8	41,712	38,099	3,613	9.5
Production	1,728	1,647	(81)	(4.9)	3,408	3,094	(314)	(10.1)
Transmission and distribution	5,270	4,903	(367)	(7.5)	10,131	9,372	(759)	(8.1)
Gross profit	14,197	12,078	2,119	17.5	28,173	25,633	2,540	9.9
Selling, general and administrative expenses	4,537	4,023	(514)	(12.8)	8,298	7,845	(453)	(5.8)
Depreciation and amortization	1,716	1,732	16	0.9	3,434	3,422	(12)	(0.4)
Operating income	7,944	6,323	1,621	25.6	16,441	14,366	2,075	14.4
Interest (expense) income, net (2)	(5,926)	1,249	(7,175)	NM	(10,733)	(1,368)	(9,365)	NM
Other expense	(26)	(146)	120	82.2	(11)	(125)	114	91.2
Unrealized losses on derivative instruments	-	-	-	-	-	(327)	327	NM
Provision for income taxes	(780)	(2,908)	2,128	73.2	(2,231)	(4,913)	2,682	54.6
Net income (3)	1,212	4,518	(3,306)	(73.2)	3,466	7,633	(4,167)	(54.6)

Reconciliation of net income to EBITDA excluding non-cash items:
Net income (3)	1,212	4,518			3,466	7,633
Interest expense (income), net (2)	5,926	(1,249)			10,733	1,368
Provision for income taxes	780	2,908			2,231	4,913
Depreciation and amortization	1,716	1,732			3,434	3,422
Unrealized losses on derivative instruments	-	-			-	327
Other non-cash expenses	531	564			1,065	1,015
EBITDA excluding non-cash items	10,165	8,473	1,692	20.0	20,929	18,678	2,251	12.1

EBITDA excluding non-cash items	10,165	8,473			20,929	18,678
Interest (expense) income, net (2)	(5,926)	1,249			(10,733)	(1,368)
Non-cash derivative losses (gains) recorded in interest (expense) income (2)	3,620	(3,452)			6,211	(3,129)
Amortization of debt financing costs	119	119			239	239
Provision for income taxes, net of changes in deferred taxes	(1,270)	(1,834)			(2,754)	(2,118)
Changes in working capital	(3,202)	1,042			(2,803)	(471)
Cash provided by operating activities	3,506	5,597			11,089	11,831
Changes in working capital	3,202	(1,042)			2,803	471
Maintenance capital expenditures	(422)	(483)			(978)	(1,081)
Free cash flow	6,286	4,072	2,214	54.4	12,914	11,221	1,693	15.1
___________________
NM - Not meaningful
(1) Reclassified to conform to current period presentation. For the quarter and six months ended June 30, 2010, payroll taxes and certain employee welfare and benefit costs that were previously recorded in selling, general and administrative costs were reclassified to production, transmission and distribution and other expense where the costs were incurred. Accordingly, the quarter and six months ended June 30, 2009 were restated to reflect this change.
(2) Interest (expense) income, net, includes non-cash losses on derivative instruments of $3.6 million and $6.2 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest (expense) income, net, includes non-cash gains on derivative instruments of $3.5 million and $3.1 million, respectively.
(3) Corporate allocation expense, other intercompany fees and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

DISTRICT ENERGY

	Quarter Ended June 30,				Six Months Ended June 30,
	2010	2009 (1)	Change Favorable/(Unfavorable)		2010	2009 (1)	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)

Cooling capacity revenue	5,295	5,110	185	3.6	10,533	10,007	526	5.3
Cooling consumption revenue	7,144	5,502	1,642	29.8	8,907	7,730	1,177	15.2
Other revenue	803	743	60	8.1	1,667	1,499	168	11.2
Finance lease revenue	1,271	1,205	66	5.5	2,516	2,397	119	5.0
Total revenue	14,513	12,560	1,953	15.5	23,623	21,633	1,990	9.2
Direct expenses — electricity	4,664	3,784	(880)	(23.3)	5,987	5,388	(599)	(11.1)
Direct expenses — other (2)	5,066	4,508	(558)	(12.4)	9,937	9,272	(665)	(7.2)
Direct expenses — total	9,730	8,292	(1,438)	(17.3)	15,924	14,660	(1,264)	(8.6)
Gross profit	4,783	4,268	515	12.1	7,699	6,973	726	10.4

Selling, general and administrative expenses	799	716	(83)	(11.6)	1,557	1,354	(203)	(15.0)
Amortization of intangibles	341	341	-	-	678	678	-	-
Operating income	3,643	3,211	432	13.5	5,464	4,941	523	10.6
Interest (expense) income, net (3)	(7,976)	2,728	(10,704)	NM	(14,004)	(227)	(13,777)	NM
Other income	59	45	14	31.1	109	94	15	16.0
Unrealized losses on derivative instruments	-	-	-	-	-	(1,378)	1,378	NM
Benefit (provision) for income taxes	1,767	(2,296)	4,063	177.0	3,487	(1,221)	4,708	NM
Noncontrolling interests	(198)	(174)	(24)	(13.8)	(392)	(341)	(51)	(15.0)
Net (loss) income (4)	(2,705)	3,514	(6,219)	(177.0)	(5,336)	1,868	(7,204)	NM

Reconciliation of net (loss) income to EBITDA excluding non-cash items:
Net (loss) income (4)	(2,705)	3,514			(5,336)	1,868
Interest expense (income), net (3)	7,976	(2,728)			14,004	227
(Benefit) provision for income taxes	(1,767)	2,296			(3,487)	1,221
Depreciation (2)	1,636	1,502			3,271	2,965
Amortization of intangibles	341	341			678	678
Unrealized losses on derivative instruments	-	-			-	1,378
Other non-cash expenses	232	172			387	276
EBITDA excluding non-cash items	5,713	5,097	616	12.1	9,517	8,613	904	10.5

EBITDA excluding non-cash items	5,713	5,097			9,517	8,613
Interest (expense) income, net (3)	(7,976)	2,728			(14,004)	(227)
Non-cash derivative losses (gains) recorded in interest (expense) income (3)	5,328	(5,199)			8,826	(4,808)
Amortization of debt financing costs	170	170			340	340
Equipment lease receivable, net	739	641			1,451	1,407
Changes in working capital	(2,799)	(437)			(3,569)	(484)
Cash provided by operating activities	1,175	3,000			2,561	4,841
Changes in working capital	2,799	437			3,569	484
Maintenance capital expenditures	(400)	(309)			(564)	(359)
Free cash flow	3,574	3,128	446	14.3	5,566	4,966	600	12.1
___________________
NM - Not meaningful
(1) Reclassified to conform to current period presentation.
(2) Includes depreciation expense of $1.6 million and $3.3 million for the quarter and six month ended June 30, 2010, respectively, and $1.5 million and $3.0 million for the quarter and six months ended June 30, 2009, respectively.
(3) Interest (expense) income, net, includes non-cash losses on derivative instruments of $5.3 million and $8.8 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest (expense) income, net, includes non-cash gains on derivative instruments of $5.2 million and $4.8 million, respectively.
(4) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

ATLANTIC AVIATION
	Quarter Ended June 30,				Six Months Ended June 30,
	2010	2009 (1)	Change Favorable/(Unfavorable)		2010	2009 (1)	Change Favorable/(Unfavorable)
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue
Fuel revenue	100,941	71,040	29,901	42.1	195,649	139,157	56,492	40.6
Non-fuel revenue	36,552	40,004	(3,452)	(8.6)	81,893	89,068	(7,175)	(8.1)
Total revenue	137,493	111,044	26,449	23.8	277,542	228,225	49,317	21.6
Cost of revenue
Cost of revenue-fuel	64,549	39,468	(25,081)	(63.5)	124,747	76,935	(47,812)	(62.1)
Cost of revenue-non-fuel	3,587	2,777	(810)	(29.2)	8,539	7,480	(1,059)	(14.2)
Total cost of revenue	68,136	42,245	(25,891)	(61.3)	133,286	84,415	(48,871)	(57.9)

Fuel gross profit	36,392	31,572	4,820	15.3	70,902	62,222	8,680	14.0
Non-fuel gross profit	32,965	37,227	(4,262)	(11.4)	73,354	81,588	(8,234)	(10.1)
Gross profit	69,357	68,799	558	0.8	144,256	143,810	446	0.3
Selling, general and administrative expenses (2)	42,558	42,569	11	-	86,793	91,321	4,528	5.0
Goodwill impairment	-	53,200	53,200	NM	-	71,200	71,200	NM
Depreciation and amortization	13,885	19,729	5,844	29.6	28,223	61,117	32,894	53.8
Operating income (loss)	12,914	(46,699)	59,613	127.7	29,240	(79,828)	109,068	136.6
Interest expense, net (3)	(26,688)	(4,936)	(21,752)	NM	(48,674)	(31,440)	(17,234)	(54.8)
Other expense	(528)	(85)	(443)	NM	(544)	(213)	(331)	(155.4)
Unrealized losses on derivative instruments	-	-	-	-	-	(23,331)	23,331	NM
Benefit for income taxes	5,764	20,844	(15,080)	(72.3)	8,051	54,330	(46,279)	(85.2)
Net loss (4)	(8,538)	(30,876)	22,338	72.3	(11,927)	(80,482)	68,555	85.2

Reconciliation of net loss to EBITDA excluding non-cash items:
Net loss (4)	(8,538)	(30,876)			(11,927)	(80,482)
Interest expense, net (3)	26,688	4,936			48,674	31,440
Benefit for income taxes	(5,764)	(20,844)			(8,051)	(54,330)
Depreciation and amortization	13,885	19,729			28,223	61,117
Goodwill impairment	-	53,200			-	71,200
Unrealized losses on derivative instruments	-	-			-	23,331
Other non-cash expenses (income)	558	(430)			605	(367)
EBITDA excluding non-cash items	26,829	25,715	1,114	4.3	57,524	51,909	5,615	10.8

EBITDA excluding non-cash items	26,829	25,715			57,524	51,909
Interest expense, net (3)	(26,688)	(4,936)			(48,674)	(31,440)
Non-cash derivative losses (gains) recorded in interest expense (3)	11,604	(11,520)			16,634	(5,247)
Amortization of debt financing costs	665	853			1,472	1,526
Benefit for income taxes, net of changes in deferred taxes	(144)	(26)			(287)	(262)
Changes in working capital	(4,724)	3,773			2,662	10,252
Cash provided by operating activities	7,542	13,859			29,331	26,738
Changes in working capital	4,724	(3,773)			(2,662)	(10,252)
Maintenance capital expenditures	(1,180)	(901)			(2,207)	(1,795)
Free cash flow	11,086	9,185	1,901	20.7	24,462	14,691	9,771	66.5
___________________
NM - Not meaningful

(1) Reclassified to conform to current period presentation.
(2) Includes a $2.4 million increase in the bad debt reserve in the first quarter of 2009 due to the deterioration of accounts receivable aging. In the first quarter of 2009, Atlantic Aviation recorded $1.2 million of debt advisory fees. These fees were transferred to MIC Inc. during the third quarter of 2009, and have been excluded above.
(3) Interest expense, net, includes non-cash losses on derivative instruments of $11.6 million and $16.6 million for the quarter and six months ended June 30, 2010, respectively. For the quarter and six months ended June 30, 2009, interest expense, net, includes non-cash gains on derivative instruments of $11.5 million and $5.2 million, respectively.
(4) Corporate allocation expense and the federal tax effect have been excluded from the above table as they are eliminated on consolidation at the MIC Inc. level.

	For the Quarter Ended June 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01% (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	7,111	1,212	(1,353)	(8,538)	4,234	2,667	14,222	(2,705)
Interest expense (income), net	12,887	5,926	3,989	26,688	(7)	49,483	25,774	7,976
Provision (benefit) for income taxes	5,375	780	(884)	(5,764)	(7,387)	(7,880)	10,750	(1,767)
Depreciation	7,239	1,511	818	5,691	-	15,259	14,477	1,636
Amortization of intangibles	220	205	171	8,194	-	8,789	439	341
Other non-cash expense (income)	6	531	116	558	(379)	832	12	232
EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713

EBITDA excluding non-cash items	32,837	10,165	2,857	26,829	(3,539)	69,149	65,674	5,713
Interest (expense) income, net	(12,887)	(5,926)	(3,989)	(26,688)	7	(49,483)	(25,774)	(7,976)
Non-cash derivative losses (gains) recorded in interest (expense) income, net	8,690	3,620	2,665	11,604	(4)	26,575	17,380	5,328
Amortization of deferred finance charges	269	119	85	665	1	1,139	538	170
Equipment lease receivables, net	-	-	370	-	-	370	-	739
Provision / benefit for income taxes, net of changes in deferred taxes	(1,483)	(1,270)	-	(144)	823	(2,074)	(2,965)	-
Changes in working capital	(12,110)	(3,202)	(1,400)	(4,724)	1,329	(20,107)	(24,220)	(2,799)
Cash provided by (used in) operating activities	15,317	3,506	588	7,542	(1,383)	25,569	30,633	1,175
Changes in working capital	12,110	3,202	1,400	4,724	(1,329)	20,107	24,220	2,799
Maintenance capital expenditures	(5,618)	(422)	(200)	(1,180)	-	(7,420)	(11,236)	(400)

Free cash flow	21,809	6,286	1,787	11,086	(2,712)	38,256	43,617	3,574

	For the Quarter Ended June 30, 2009 (1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%

Net income (loss) attributable to MIC LLC from continuing operations	11,212	4,518	3,514	(30,876)	(14,196)	(25,829)	22,423
Interest (income) expense, net	(8,836)	(1,249)	(2,728)	4,936	1,110	(6,767)	(17,671)
Provision (benefit) for income taxes	7,480	2,908	2,296	(20,844)	10,818	2,658	14,959
Depreciation	6,353	1,520	1,502	7,750	-	17,125	12,706
Amortization of intangibles	374	212	341	11,979	-	12,906	748
Goodwill impairment	-	-	-	53,200	-	53,200	-
Base management fee paid in LLC interests	-	-	-	-	851	851	-
Other non-cash expense (income)	79	564	172	(430)	114	499	157
EBITDA excluding non-cash items	16,661	8,473	5,097	25,715	(1,303)	54,643	33,322

EBITDA excluding non-cash items	16,661	8,473	5,097	25,715	(1,303)	54,643	33,322
Interest income (expense), net	8,836	1,249	2,728	(4,936)	(1,110)	6,767	17,671
Non-cash derivative (gains) losses recorded in interest income (expense), net	(12,611)	(3,452)	(5,199)	(11,520)	119	(32,663)	(25,222)
Amortization of deferred finance charges	59	119	170	853	205	1,406	117
Equipment lease receivables, net	-	-	641	-	-	641	-
Provision / benefit for income taxes, net of changes in deferred taxes	(395)	(1,834)	-	(26)	1,641	(614)	(790)
Changes in working capital	6,543	1,042	(437)	3,773	(1,908)	9,013	13,085
Cash provided by (used in) operating activities	19,092	5,597	3,000	13,859	(2,356)	39,192	38,183
Changes in working capital	(6,543)	(1,042)	437	(3,773)	1,908	(9,013)	(13,085)
Maintenance capital expenditures	(4,171)	(483)	(309)	(901)	-	(5,864)	(8,342)

Free cash flow	8,378	4,072	3,128	9,185	(448)	24,315	16,756
___________________________
(1) Reclassified to conform to current period presentation.
(2) Gross profit, EBITDA excluding non-cash items and free cash flow for District Energy for the quarter ended June 30, 2009 are shown at a 100% controlling interest. Had we instead presented these metrics for District Energy for the quarter ended June 30, 2009 at our current 50.01% ownership, free cash flow would have been $1.6 million, resulting in an increase of 14.3% from 2009 to 2010. This would have resulted in an increase on the basis of our current 50.01% ownership interest of 68.1% in MIC's proportionately combined free cash flow from 2009 to 2010.
(3) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

	For the Six Months Ended June 30, 2010
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy 50.01% (2)	Atlantic Aviation	MIC Corporate	Proportionately Combined (3)	IMTT 100%	District Energy 100%

Net income (loss) attributable to MIC LLC from continuing operations	13,733	3,466	(2,669)	(11,927)	(1,148)	1,455	27,465	(5,336)
Interest expense, net	18,950	10,733	7,003	48,674	230	85,590	37,899	14,004
Provision (benefit) for income taxes	10,178	2,231	(1,744)	(8,051)	(5,270)	(2,656)	20,356	(3,487)
Depreciation	14,329	3,023	1,636	11,901	-	30,888	28,657	3,271
Amortization of intangibles	439	411	339	16,322	-	17,511	877	678
Base management fee paid in LLC interests	-	-	-	-	2,189	2,189	-	-
Other non-cash expense (income)	123	1,065	194	605	(1,287)	699	245	387
EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517

EBITDA excluding non-cash items	57,750	20,929	4,759	57,524	(5,286)	135,676	115,499	9,517
Interest expense, net	(18,950)	(10,733)	(7,003)	(48,674)	(230)	(85,590)	(37,899)	(14,004)
Non-cash derivative losses recorded in interest expense, net	11,027	6,211	4,414	16,634	3	38,288	22,053	8,826
Amortization of deferred finance charges	355	239	170	1,472	205	2,441	710	340
Equipment lease receivables, net	-	-	726	-	-	726	-	1,451
Provision / benefit for income taxes, net of changes in deferred taxes	(2,116)	(2,754)	-	(287)	1,572	(3,585)	(4,232)	-
Changes in working capital	(13,727)	(2,803)	(1,785)	2,662	(2,599)	(18,252)	(27,454)	(3,569)
Cash provided by (used in) operating activities	34,339	11,089	1,281	29,331	(6,335)	69,704	68,677	2,561
Changes in working capital	13,727	2,803	1,785	(2,662)	2,599	18,252	27,454	3,569
Maintenance capital expenditures	(9,516)	(978)	(282)	(2,207)	-	(12,983)	(19,031)	(564)

Free cash flow	38,550	12,914	2,784	24,462	(3,736)	74,974	77,100	5,566

	For the Six Months Ended June 30, 2009 (1)
($ in Thousands) (Unaudited)	IMTT 50%	The Gas Company	District Energy (2)	Atlantic Aviation (4)	MIC Corporate	Proportionately Combined (3)	IMTT 100%

Net income (loss) attributable to MIC LLC from continuing operations	17,843	7,633	1,868	(80,482)	(18,110)	(71,248)	35,686
Interest (income) expense, net	(5,305)	1,368	227	31,440	2,533	30,263	(10,610)
Provision (benefit) for income taxes	11,949	4,913	1,221	(54,330)	10,809	(25,438)	23,898
Depreciation	12,568	2,996	2,965	19,424	-	37,953	25,135
Amortization of intangibles	572	426	678	41,693	-	43,369	1,143
Goodwill impairment	-	-	-	71,200	-	71,200	-
(Gain) loss on derivative instruments	(1,653)	327	1,378	23,331	202	23,585	(3,306)
Base management fee paid in LLC interests	-	-	-	-	851	851	-
Other non-cash (income) expense	(335)	1,015	276	(367)	(846)	(257)	(669)
EBITDA excluding non-cash items	35,639	18,678	8,613	51,909	(4,561)	110,278	71,277

EBITDA excluding non-cash items	35,639	18,678	8,613	51,909	(4,561)	110,278	71,277
Interest income (expense), net	5,305	(1,368)	(227)	(31,440)	(2,533)	(30,263)	10,610
Non-cash derivative (gains) losses recorded in interest income (expense), net	(12,611)	(3,129)	(4,808)	(5,247)	119	(25,676)	(25,222)
Amortization of deferred finance charges	118	239	340	1,526	409	2,632	235
Equipment lease receivables, net	-	-	1,407	-	-	1,407	-
Provision / benefit for income taxes, net of changes in deferred taxes	(774)	(2,118)	-	(262)	1,636	(1,518)	(1,547)
Changes in working capital	5,742	(471)	(484)	10,252	(5,718)	9,321	11,483
Cash provided by (used in) operating activities	33,418	11,831	4,841	26,738	(10,648)	66,180	66,836
Changes in working capital	(5,742)	471	484	(10,252)	5,718	(9,321)	(11,483)
Maintenance capital expenditures	(8,341)	(1,081)	(359)	(1,795)	-	(11,576)	(16,681)

Free cash flow	19,336	11,221	4,966	14,691	(4,930)	45,284	38,672
___________________________
(1) Reclassified to conform to current period presentation.

(2) Gross profit, EBITDA excluding non-cash items and free cash flow for District Energy for the six months ended June 30, 2009 are shown at a 100% controlling interest. Had we instead presented these metrics for District Energy for the six months ended June 30, 2009 at our current 50.01% ownership, free cash flow would have been $2.5 million, resulting in an increase of 12.1% from 2009 to 2010. This would have resulted in an increase on the basis of our current 50.01% ownership interest of 75.2% in MIC's proportionately combined free cash flow from 2009 to 2010.

(3) Proportionately combined free cash flow is equal to the sum of free cash flow attributable to MIC's ownership interest in each of its operating businesses and MIC Corporate.

(4) In the first quarter of 2009, Atlantic Aviation recorded $1.2 million of debt advisory fees. The fees and the related tax effect were transferred to MIC Inc. during the third quarter of 2009, and have been excluded above in Atlantic Aviation.

CONTACT:
Macquarie Infrastructure Company LLC
Jay A. Davis, 212-231-1825
Investor Relations
jay.davis@macquarie.com
or
Paula Chirhart, 212-231-1310
Media Relations
paula.chirhart@macquarie.com